                                                                                            Exhibit 10.1

8% NOTE

No. PN-2

$1,000,000                                                                                April 19, 2006

FOR VALUE RECEIVED, the undersigned, SIGA TECHNOLOGIES, INC., a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of PHARMATHENE, INC., a Delaware corporation, or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION AND 00/100 ($1,000,000) DOLLARS on the Maturity Date (as hereinafter defined), together with interest thereon calculated and payable as provided below. This 8% Note (this “Note”) is issued pursuant to that certain Bridge Note Purchase Agreement, dated March 20, 2006, between the Issuer and the Holder (the “Purchase Agreement”), and is entitled to the benefits of the Purchase Agreement. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meanings given to such terms in the Purchase Agreement.

1.  Interest on the outstanding principal amount of this Note shall be computed on the basis of a 365-day year and actual days elapsed. The principal of this Note shall bear interest at the rate of eight percent (8%) per annum. Interest on the principal amount of this Note shall be payable upon the Maturity Date.

2.  The outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable on the date (the “Maturity Date”) which is the earliest to occur of (x) April 19, 2008, (y) the closing of a Qualified Financing and (z) a Sale Event; provided, however, that the principal and interest hereunder may be credited towards payments due under the License Agreement in accordance with the terms of the Purchase Agreement.

3.  Notwithstanding anything in this Note to the contrary, should an Event of Default occur and be continuing, interest on the outstanding principal amount of this Note shall be increased by three percent (3%) per annum, and the outstanding balance of the principal amount, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate until such Event of Default is cured or waived.

4.  Notwithstanding anything in this Note to the contrary, in case an Event of Default shall occur, payment of this Note shall be accelerated and the entire unpaid principal amount of this Note, and all accrued and unpaid interest thereon, shall become immediately due and payable in full.

5.  Payment of the principal and interest on this Note shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at 175 Admiral Cochrane Drive, Suite 101, Annapolis, Maryland 21401, Attn: David P. Wright, President and

 Chief Executive Officer, or such other address as shall be designated in writing by the Holder to the Issuer.

6.  Any and all payments made by the Issuer in respect of this Note shall be applied first to payment of the fees and charges due under this Note, second to payment of accrued and unpaid interest, and then to payment of the outstanding principal amount of this Note.

7.  All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Holder, and the Issuer agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

8.  The Issuer may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, in whole or in part, together with accrued and unpaid interest through the date of prepayment.

9.  This Note is secured by the Collateral and other assets, property rights and interests as described in the Security Documents.

10.  The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Note.

11.  In case any principal of or interest on this Note is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to principal and interest hereunder, all costs of enforcement and collection of this Note incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs. In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

12.  The liability of the Issuer hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Holder, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note or consent to any departure by the Issuer therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

13.  Any notice from the Holder to the Issuer shall be deemed given when delivered in accordance with the Purchase Agreement.

14.  This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed wholly within that state. If any provision of this Note is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Note.

15.  EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

16.  IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered.

SIGA TECHNOLOGIES, INC.
By: /s/ Thomas Konatich
Thomas Konatich Chief Financial Officer

    Address for Notices:

    SIGA Technologies, Inc.
    420 Lexington Avenue
    Suite 408
    New York, New York 10170

    Tel:    212-672-9107
    Fax:    212-697-3130
    Attn:  Thomas Konatich